Exhibit 10.81

EMPLOYMENT AGREEMENT

            This Employment Agreement (“Agreement”) is between CC Media Holdings, Inc. (“Company”) and Steve Macri (“Employee”).

1.                  TERM OF EMPLOYMENT

            This Agreement commences October 7, 2013 (“Effective Date”), and ends on October 6, 2017 (the “Employment Period”), and shall be automatically extended from year to year unless either Company or Employee gives written notice of non-renewal on or before July 1, 2017 (but not before June 1, 2017), or annually on or before July 1st thereafter (but no earlier than June 1st) that the Employment Period shall not be extended. The term “Employment Period” shall refer to the Employment Period if and as so extended.

2.                  TITLE AND EXCLUSIVE SERVICES

(a)               Title and Duties. Employee’s title is Executive Vice President/Chief Financial Officer, CCM+E, and Employee will perform job duties that are usual and customary for this position. Employee will report to the President and Chief Financial Officer of CC Media Holdings, Inc., and the Chairman and CEO of Clear Channel Media and Entertainment (“Direct Managers”).

(b)               Exclusive Services. Employee shall not be employed or render services elsewhere during the Employment Period, provided that nothing herein shall preclude Employee from (i) serving on corporate, civic or charitable boards or committees listed on Exhibit A; (ii) with advance notice to Employee’s Direct Managers of material involvements, participating (including as a board member) in educational, welfare, social, religious and civic organizations; and (iii) with prior written approval of Employee’s Direct Managers for serving as a director of for profit entities, so long as such activities described in clauses (i), (ii) and (iii) do not, individually or in the aggregate, interfere or conflict with the performance of his duties or conflict with the business of Company or the Employee Guide or Code of Conduct.

3.                  COMPENSATION AND BENEFITS

(a)               Base Salary. Employee shall be paid an annualized salary of Six Hundred Forty Thousand Dollars ($640,000.00) (“Base Salary”), subject to overtime eligibility, if applicable. The Base Salary shall be payable in accordance with the Company’s regular payroll practices and pursuant to Company policy, which may be amended from time to time. Employee is eligible for annual salary increases commensurate with Company policy.

(b)               Vacation.  Employee is eligible for twenty (20) vacation days per year subject to the Employee Guide.

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(c)                Annual Bonus. Eligibility for an Annual Bonus is based on financial and performance criteria established by Company and approved in the annual budget, and will be paid no later than March 15 each calendar year following the year in which the Bonus was earned. For Calendar Year 2013, Employee’s Target Bonus shall be $375,000.00; of this amount, $187,500.00 shall be guaranteed, and $187,500.00 shall be based on MBO’s based on Employee’s individual performance, as established by Employee and his manager upon his employment. Subsequent to Calendar Year 2013, Employee’s Target Bonus shall be 100% of his Base Salary. The payment of any Bonus shall be within the Short-Term Deferral period under the Internal Revenue Code Section 409A (“Section 409A”) and applicable regulations.

(d)               Signing Advance. Company shall pay a one-time lump sum Signing Advance of Sixty Thousand Dollars ($60,000.00), less ordinary payroll, taxes and other deductions, to be paid within two (2) weeks from the beginning of employment. In the event Employee breaches this Agreement, or is terminated for Cause during the first year of employment with Company, then Employee shall be obligated to reimburse a pro-rated portion of this Signing Advance to Company. Employee agrees and understands that said reimbursement may be deducted from his final wages, to the extent allowed by law.

(e)                Long Term Incentive. As additional consideration for entering into this Agreement, Employee shall be eligible for a one-time long term incentive grant (“LTI”) of 100,000 restricted shares, subject to approval by the Board of Directors or the Compensation Committee of CC Media Holdings, Inc., as applicable.

(f)                Employment Benefit Plans. Employee may participate in employee welfare benefit plans in which other similarly situated employees may participate, according to the terms of applicable policies and as stated in the Employee Guide. Employee acknowledges receipt of the Employee Guide available on the intercompany website and will review and abide by its terms.

(g)               Expenses.  Company will reimburse Employee for business expenses, consistent with past practices pursuant to Company policy. Any reimbursement that would constitute nonqualified deferred compensation shall be paid pursuant to Section 409A.

(h)               Compensation pursuant to this section shall in all cases be less applicable payroll taxes and other deductions.

4.                  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

(a)        Company has provided and will continue to provide to Employee confidential information and trade secrets including but not limited to Company’s operational, programming, training/employee development, engineering, and sales information, customer lists, business and employment contracts, representation agreements, pricing and ratings information, production and cost data, compensation and fee information, strategic business plans, budgets, financial statements, and other information Company treats as confidential or proprietary (collectively the “Confidential Information”). Employee acknowledges that such Confidential Information is proprietary and agrees not to disclose it to anyone outside Company except to the extent that (i) it is necessary in connection with performing Employee’s duties; or (ii) Employee is required by court order to disclose the Confidential Information, provided that Employee shall promptly inform Company, shall cooperate with Company to obtain a protective order or otherwise restrict disclosure, and shall only disclose Confidential Information to the minimum extent

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necessary to comply with the court order. Employee agrees to never use Confidential Information in competing, directly or indirectly, with Company. When employment ends, Employee will immediately return all Confidential Information to Company.

(b)       The terms of this Section 4 shall survive the expiration or termination of this Agreement for any reason.

5.                  NON-HIRE OF COMPANY EMPLOYEES AND ON-AIR TALENT

(a)        To further preserve the Confidential Information, during employment and for twelve (12) months after employment ends (“Non-Hire Period”), Employee will not, directly or indirectly, (i) hire or engage any current employee or on-air talent of Company, including anyone employed by or providing services to Company within the 6-month period preceding Employee’s last day of employment or engagement; (ii) solicit or encourage any employee or on-air talent to terminate employment or services with Company; or (iii) solicit or encourage any employee or on-air talent to accept employment with or provide services to Employee or any business associated with Employee.

(b)       The terms of this Section 5 shall survive the expiration or termination of this Agreement for any reason.

6.                  NON-SOLICITATION OF CLIENTS

(a)        To further preserve the Confidential Information, Employee agrees that during employment and  for twelve (12) months after employment ends (the “Non-Solicitation Period”), Employee will not solicit Company’s clients with whom Employee had material contact during the last twelve (12) months of his employment in any market in which Employee has conducted business on behalf of any entity whose principal business is  broadcast radio, satellite radio, streaming digital radio, or other pure play audio services, including, but not limited to,  CBS Radio, Cumulus Media, Inc., Entercom, Pandora Media, Inc., Spotify, and Sirius XM Radio Inc., or to cease doing business with the Company.

(b)       The terms of this Section 6 shall survive the expiration or termination of this Agreement for any reason.

7.                  NON-COMPETITION AGREEMENT

(a)        To further preserve the Confidential Information, and except as stipulated in Section 9(d),  Employee agrees that during employment and for twelve (12) months after employment ends (the “Non-Compete Period”), Employee will not perform services similar to the services provided by Employee for Company under this Agreement for any entity that is in the business of distributing audio, video and/or data content, whether such distribution is in the form of analog, digital, cellular, broadband, streaming, “high definition” or otherwise, and whether such distribution is received via radio, internet, satellite, wireless or otherwise which is receivable in any counties or parishes located within a 50-mile radius of the Designated Market Area(s) (“DMA”) in which Employee has or had duties under this Agreement (the “Non-Compete Area”). Notwithstanding the foregoing, after the Employee’s employment with Company has terminated, upon receiving written permission by Employee’s Direct Managers, Employee shall be permitted to engage in such competing activities that would otherwise be prohibited by this section based on the sole, good faith and reasonable discretion of Employee’s Direct Managers.

(b)       The terms of this Section 7 shall survive the expiration or termination of this Agreement for any reason.

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8.                  TERMINATION

This Agreement may be terminated by mutual agreement or:

(a)               Death.  The date of Employee’s death shall be the termination date.

(b)               Disability.  Company may terminate this Agreement and/or Employee’s employment if Employee is unable to perform the essential functions of Employee’s full-time position for more than 180 days in any 12 month period, subject to applicable law.

(c)                Termination By Company. Company may terminate employment with or without Cause. “Cause” means:

(i)         willful misconduct, including, without limitation, violation of sexual or other harassment policy, misappropriation of or material misrepresentation regarding property of Company, other than customary and de minimis use of Company property for personal purposes, as determined in discretion of Company;

(ii)        non-performance of duties (other than by reason of disability);

(iii)       failure to follow lawful directives;

(iv)       a felony conviction, a plea of nolo contendere by Employee, or other conduct by Employee that has or would result in material injury to Company’s reputation, including conviction of fraud, theft, embezzlement, or a crime involving moral turpitude;

(v)        a material breach of this Agreement; or

(vi)       a material violation of Company’s employment and management policies.

If Company elects to terminate for Cause under (c)(ii), (iii), (v) or (vi), Employee shall have ten (10) days to cure after written notice, except where such cause, by its nature, is not curable or the termination is based upon a recurrence of an act previously cured by Employee.

(d)               Termination By Employee For Good Cause. Employee may terminate Employee’s employment at any time for “Good Cause,” which is: (i) Company’s failure to comply with a material term of this Agreement after written notice by Employee specifying the alleged failure; (ii) a substantial and unusual increase in responsibilities and authority without an offer of additional reasonable compensation as determined by Company in light of compensation for similarly situated employees; (iii) a substantial and unusual reduction in responsibilities or authority; (iv) if Employee’s responsibilities and authority in a finance-related capacity have not been expanded within the first twelve (12) months of Employment; or (v) relocation outside a 50 mile radius of New York City, New York. If Employee elects to terminate Employee’s employment for “Good Cause,” Employee must provide Company written notice within thirty (30) days, after which Company shall have thirty (30) days to cure except where such Good Cause, by its nature, is not curable. If Company has not cured and Employee elects to terminate Employee’s employment, Employee must do so within ten (10) days after the end of the cure period.

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9.                  COMPENSATION UPON TERMINATION

(a)               Death.  Company shall, within 30 days, pay to Employee’s designee or, if no person is designated, to Employee’s estate, Employee’s accrued and unpaid Base Salary and bonus, if any, through the date of termination, and any payments required under applicable employee benefit plans.

(b)               Disability.  Company shall, within 30 days, pay all accrued and unpaid Base Salary and bonus, if any, through the termination date and any payments required under applicable employee benefit plans.

(c)                Termination By Company For Cause: Company shall, within 30 days, pay to Employee Employee’s accrued and unpaid Base Salary through the termination date and any payments required under applicable employee benefit plans.

(d)               Non-Renewal By Employee. If Employee gives notice of non-renewal under Section 1, Company shall determine the termination date and will pay accrued and unpaid Base Salary through the termination date, and any payments required under applicable employee benefit plans. If the termination date is before the end of the then current Employment Period, and if Employee signs a Severance Agreement and General Release of claims in a form satisfactory to Company, then:

(i)         Company will, in periodic payments in accordance with ordinary payroll practices and deductions, pay Employee an amount equal to Employee’s pro-rata Base Salary through the end of the then current Employment Period (“Severance Pay Period”); and

(ii)        The Non-Compete Period set forth in Section 7 shall be changed so that it equals whatever period of time remains between the termination date and the end of the then current Employment Period.

(e)                Termination With Severance.

(i)                 Termination By Company Without Cause/Termination By Employee for Good Cause – Severance: If Company terminates employment without Cause and not by reason of death or disability, or if Employee terminates for Good Cause, Company will pay the accrued and unpaid Base Salary through the termination date and any payments required under applicable employee benefit plans. In addition, if Employee signs a Severance Agreement and General Release of claims in a form customary and satisfactory to Company, Company will pay Employee, in periodic payments in accordance with ordinary payroll practices and deductions, Employee’s current Base Salary for twelve (12) months plus the Target Bonus amount for the applicable year (the “Severance Payments” or “Severance Pay Period”).

(ii)               Non-Renewal By Company – Severance: If employment ends because Company gives notice of non-renewal under Section 1, Company shall determine the termination date and will pay the accrued and unpaid Base Salary through the termination date and any payments required under applicable employee benefit plans. In addition, if Employee signs a Severance Agreement and General Release of claims in a form customary and satisfactory to Company, Company will pay Employee, in periodic payments in accordance with ordinary payroll practices and deductions, Employee’s current Base Salary for twelve (12) months plus the Target Bonus amount for the applicable year (the “Severance Payments” or “Severance Pay Period”).

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(iii)             Pro-Rata Bonus: If Company terminates employment without Cause, if Company gives notice of non-renewal or if Employee terminates for Good Cause, Employee will receive a pro-rata portion of the Annual Bonus (“Pro-Rata Bonus”), calculated based upon performance as of the termination date as related to overall performance at the end of the calendar year. Employee is eligible only if a bonus would have been earned by the end of the calendar year. Calculation and payment of the bonus, if any, will be pursuant to the plan in effect during the termination year.

(iv)             Employment by Competitor or Re-hire by Company During Severance Pay Period:

(1)        If Employee competes with Company, or is hired or engaged in any capacity by any competitor of Company, in Company’s discretion, in any market during any Severance Pay Period, Severance Payments shall cease. The foregoing shall not affect Company’s right to enforce the Non-Compete pursuant to Section 7. For purposes of this sub-section, a “competitor” of Company means: (a) any entity in the business of distributing audio, video and/or data content, whether such distribution is in the form of analog, digital, cellular, broadband, streaming, “high definition” or otherwise, and whether such distribution is received via radio, internet, satellite, wireless or otherwise; or (b) any media representation firm engaged in the sale of  advertising time, regardless of whether such advertising is for terrestrial radio, satellite radio, “high definition” radio, internet audio streaming, cellular, podcast, wireless, television, on-line and interactive platforms or otherwise.

(2)        If Employee is rehired by Company during any Severance Pay Period, Severance Payments shall cease; however, if Employee’s new Base Salary is less than Employee’s previous Base Salary, Company shall pay Employee the difference between Employee’s previous and new Base Salary for the remainder of the Severance Pay Period.

10.              PAYOLA, PLUGOLA AND CONFLICTS OF INTEREST

Employee acknowledges familiarity with Company policies on payola, plugola and sponsorship identification (collectively “Payola Policies”), and warrants that Employee will fully comply with such policies. Employee shall certify compliance with the Payola Policies from time to time as requested by the Company. Employee shall notify Company immediately in writing if there is any attempt to induce Employee to violate the Payola Policies.

11.              OWNERSHIP OF MATERIALS

Employee agrees that all inventions, improvements, discoveries, designs, technology, and works of authorship (including but not limited to computer software) made, created, conceived, or reduced to practice by Employee, whether alone or in cooperation with others, during employment, together with all patent, trademark, copyright, trade secret, and other intellectual property rights related to any of the foregoing throughout the world, are among other things works made for hire and belong exclusively to the Company, and Employee hereby assigns all such rights to the Company. Employee agrees to execute any documents, testify in any legal proceedings, and do all things necessary or desirable to secure Company’s rights to the foregoing, including without limitation executing inventors’ declarations and assignment forms.

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12.              PARTIES BENEFITED; ASSIGNMENTS

            This Agreement shall be binding upon Employee, Employee’s heirs and Employee’s personal representative or representatives, and upon Company and its respective successors and assigns. Employee hereby consents to the Agreement being enforced by any successor or assign of the Company without the need for further notice to or consent by Employee. Neither this Agreement nor any rights or obligations hereunder may be assigned by Employee, other than by will or by the laws of descent and distribution.

13.              GOVERNING LAW

            This Agreement shall be governed by the laws of the State of New York and Employee expressly consents to the personal jurisdiction of the New York state and federal courts for any lawsuit relating to this Agreement.

14.              DEFINITION OF COMPANY

            “Company” shall include Clear Channel Media Holdings, Inc., and its past, present and future parents, divisions, operating companies, subsidiaries and affiliates.

15.              LITIGATION AND REGULATORY COOPERATION

            During and after employment, Employee shall reasonably cooperate in the defense or prosecution of claims, investigations, or other actions which relate to events or occurrences during employment. Employee’s cooperation shall include being available to prepare for discovery or trial and to act as a witness. Company will pay an hourly rate (based on Base Salary as of the last day of employment) for cooperation that occurs after employment, and reimburse for reasonable expenses, including travel expenses, reasonable attorneys’ fees and costs.

16.              INDEMNIFICATION

            Company shall defend and indemnify Employee for acts committed in the course and scope of employment.  Employee shall indemnify Company for claims of any type concerning Employee’s conduct outside the scope of employment, or the breach by Employee of this Agreement. The terms of this Section 16 shall survive the expiration or termination of this Agreement for any reason.

17.              DISPUTE RESOLUTION

(a)               Arbitration:  This Agreement is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and evidences a transaction involving commerce. This Agreement applies to any dispute arising out of or related to Employee's employment with Company or termination of employment. Nothing contained in this Agreement shall be construed to prevent or excuse Employee from using the Company’s existing internal procedures for resolution of complaints, and this Agreement is not intended to be a substitute for the use of such procedures. Except as it otherwise provides, this Agreement is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law, and therefore this Agreement requires all such disputes to be resolved only by an arbitrator through final and binding arbitration and not by way of court or jury trial. Such disputes include without limitation disputes arising out of or relating to interpretation or application of this Agreement, including the enforceability,

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revocability or validity of the Agreement or any portion of the Agreement. The Agreement also applies, without limitation, to disputes regarding the employment relationship, trade secrets, unfair competition, compensation, breaks and rest periods, termination, or harassment and claims arising under the Uniform Trade Secrets Act, Civil Rights Act of 1964, Americans With Disabilities Act, Age Discrimination in Employment Act, Family Medical Leave Act, Fair Labor Standards Act, Employee Retirement Income Security Act, and state statutes, if any, addressing the same or similar subject matters, and all other state statutory and common law claims (excluding workers compensation, state disability insurance and unemployment insurance claims). Claims may be brought before an administrative agency but only to the extent applicable law permits access to such an agency notwithstanding the existence of an agreement to arbitrate. Such administrative claims include without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), the Office of Federal Contract Compliance Programs (www.dol.gov/esa/ofccp). Nothing in this Agreement shall be deemed to preclude or excuse a party from bringing an administrative claim before any agency in order to fulfill the party's obligation to exhaust administrative remedies before making a claim in arbitration. Disputes that may not be subject to pre-dispute arbitration agreement as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203) are excluded from the coverage of this Agreement.

(b)       The Arbitrator shall be selected by mutual agreement of the Company and the Employee. Unless the Employee and Company mutually agree otherwise, the Arbitrator shall be an attorney licensed to practice in the location where the arbitration proceeding will be conducted or a retired federal or state judicial officer who presided in the jurisdiction where the arbitration will be conducted. If for any reason the parties cannot agree to an Arbitrator, either party may apply to a court of competent jurisdiction with authority over the location where the arbitration will be conducted for appointment of a neutral Arbitrator. The court shall then appoint an Arbitrator, who shall act under this Agreement with the same force and effect as if the parties had selected the Arbitrator by mutual agreement. The location of the arbitration proceeding shall be no more than 45 miles from the place where the Employee last worked for the Company, unless each party to the arbitration agrees in writing otherwise.

(c)        A demand for arbitration must be in writing and delivered by hand or first class mail to the other party within the applicable statute of limitations period. Any demand for arbitration made to the Company shall be provided to the Company's Legal Department, 200 East Basse Road, San Antonio, Texas 78209. The Arbitrator shall resolve all disputes regarding the timeliness or propriety of the demand for arbitration.

(d)       In arbitration, the parties will have the right to conduct adequate civil discovery, bring dispositive motions, and present witnesses and evidence as needed to present their cases and defenses, and any disputes in this regard shall be resolved by the Arbitrator. However, there will be no right or authority for any dispute to be brought, heard or arbitrated as a class, collective or representative action or as a class member in any purported class, collective action or representative proceeding (“Class Action Waiver”). Notwithstanding any other clause contained in this Agreement, the preceding sentence shall not be severable from this Agreement in any case in which the dispute to be arbitrated is brought as a class, collective or representative action. Although an Employee will not be retaliated against, disciplined or threatened with discipline as a result of Employee’s exercising his or her rights under Section 7 of the National Labor Relations Act by the filing of or participation in a class, collective or representative action in any forum, the Company may lawfully seek enforcement of this

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Agreement and the Class Action Waiver under the Federal Arbitration Act and seek dismissal of such class, collective or representative actions or claims. Notwithstanding any other clause contained in this Agreement, any claim that all or part of the Class Action Waiver is unenforceable, unconscionable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator.

(e)        Each party will pay the fees for his, her or its own attorneys, subject to any remedies to which that party may later be entitled under applicable law. However, in all cases where required by law, the Company will pay the Arbitrator’s and arbitration fees. If under applicable law the Company is not required to pay all of the Arbitrator’s and/or arbitration fees, such fee(s) will be apportioned between the parties by the Arbitrator in accordance with applicable law.

(f)        Within 30 days of the close of the arbitration hearing, any party will have the right to prepare, serve on the other party and file with the Arbitrator a brief. The Arbitrator may award any party any remedy to which that party is entitled under applicable law, but such remedies shall be limited to those that would be available to a party in a court of law for the claims presented to and decided by the Arbitrator. The Arbitrator will issue a decision or award in writing, stating the essential findings of fact and conclusions of law.  Except as may be permitted or required by law, neither a party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. A court of competent jurisdiction shall have the authority to enter a judgment upon the award made pursuant to the arbitration.

(g)        Injunctive Relief:  A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief.

(h)       This Section 17 is the full and complete agreement relating to the formal resolution of employment-related disputes. In the event any portion of this Section 17 is deemed unenforceable and except as set forth in Section 17(d), the remainder of this Agreement will be enforceable.

(i)         This Section 17 shall survive the expiration or termination of this Agreement for any reason.

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18.              REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

            Employee shall keep all terms of this Agreement confidential, except as may be disclosed to Employee’s spouse, accountants or attorneys. Employee represents that Employee is under no contractual or other restriction inconsistent with the execution of this Agreement, the performance of Employee’s duties hereunder, or the rights of Company. Employee authorizes the Company to inform any prospective employer of the existence and terms of this Agreement without liability for interference with Employee’s prospective employment. Employee represents that Employee is under no disability that prevents Employee from performing the essential functions of Employee’s position, with or without reasonable accommodation.

19.              SECTION 409A COMPLIANCE

Payments under this Agreement (the “Payments”) shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A, the

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Regulations, applicable case law and administrative guidance. All Payments shall be deemed to come from an unfunded plan. Notwithstanding any provision in this Agreement, all Payments subject to Section 409A will not be accelerated in time or schedule. Employee and Company will not be able to change the designated time or form of any Payments subject to Section 409A. In addition, all Severance Payments that are deferred compensation and subject to Section 409A will only be payable upon a “separation from service” (as that term is defined at Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3). All references in this Agreement to a termination of employment and correlative terms shall be construed to require a “separation from service.”

20.              MISCELLANEOUS

            This Agreement is not effective unless fully executed by all parties, including the Executive Vice President – Human Resources. This Agreement contains the entire agreement of the parties and supersedes any prior written or oral agreements or understandings between the parties. No modification shall be valid unless in writing and signed by the parties. This Agreement may be executed in counterparts, a counterpart transmitted via electronic means, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties’ entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. The failure of a party to require performance of any provision of this Agreement shall not affect the right of such party to later enforce any provision. A waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or any other term or condition. If any provision of this Agreement shall, for any reason, be held unenforceable, such unenforceability shall not affect the remaining provisions hereof, except as specifically noted in this Agreement, or the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. Company and Employee agree that the restrictions contained in Section 4, 5, 6, and 7, are reasonable in scope and duration and are necessary to protect Confidential Information. If any restrictive covenant is held to be unenforceable because of the scope, duration or geographic area, the parties agree that the court or arbitrator may reduce the scope, duration, or geographic area, and in its reduced form, such provision shall be enforceable. Should Employee violate the provisions of Sections 5, 6, or 7, then in addition to all other remedies available to Company, the duration of these covenants shall be extended for the period of time when Employee began such violation until Employee permanently ceases such violation. The headings in this Agreement are inserted for convenience of reference only and shall not control the meaning of any provision hereof.

[SIGNATURE PAGE FOLLOWS]

            Upon full execution by all parties, this Agreement shall be effective on the Effective Date in Section 1.

EMPLOYEE:

_/s/ Steven J. Macri______________________                     Date:  _September 21, 2013______

Steven J. Macri

COMPANY:

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_/s/ William B. Feehan___________________                      Date:  _September 30, 2013______

William B. Feehan

Executive Vice President – Human Resources

PREPARED BY: ti Rev. JFS/LW

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Employment Agreement

Steven J. Macri

October7, 2013

EXHIBIT A

i